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CUSIP No. 681977104                    13D                    Page 9 of 9 Pages
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                                    EXHIBIT A

                             JOINT FILING AGREEMENT


          THIS JOINT FILING AGREEMENT (this "Agreement") is dated as of March 31, 2002, by and among Donald A. Yacktman, Carolyn Z. Yacktman and the Yacktman Family Trust (the "Trust").

          WHEREAS, in accordance with Rule 13d-1(k) of the Securities Exchange Act of 1934 (the "Act"), only one Schedule 13D Statement ("Statement") need be filed whenever two or more persons are required to file a Statement pursuant to
Section 13(d) of the Act with respect to the same securities, provided that said persons agree in writing that such statement is filed on behalf of each of them.

          NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

          Each of Mr. Yacktman, Mrs. Yacktman and the Trust does hereby agree, in accordance with Rule 13d-1(k) under the Act, to file one Statement relating to their ownership of the Common Stock, par value $.01 per share, of 1-800 CONTACTS, INC., a Delaware corporation, and does hereby further agree that said Statement shall be filed on behalf of each of Mr. Yacktman, Mrs. Yacktman and the Trust. Nothing herein shall be deemed to be an admission that the parties hereto, or any of them, are members of a "group" (within the meaning of Section 13(d) of the Act and the rules promulgated thereunder) with respect to any securities of 1-800 CONTACTS, INC.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                          YACKTMAN FAMILY TRUST


                                          By:/s/ Carolyn Z. Yacktman
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                                             Carolyn Z. Yacktman, Trustee


                                          /s/ Carolyn Z. Yacktman
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                                          Carolyn Z. Yacktman


                                          /s/ Donald A. Yacktman
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                                          Donald A. Yacktman